                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             GENERAL RE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                    ART WORK

                             GENERAL RE CORPORATION

                              695 EAST MAIN STREET
                        STAMFORD, CONNECTICUT 06904-2351

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 24, 1996

     The annual meeting of the stockholders of General Re Corporation will be held on May 24, 1996 at 9:00 a.m. at the offices of the Corporation, 695 East Main Street, Stamford, Connecticut for the following purposes:

          (1) To elect directors;

          (2) To consider and act upon a proposal to ratify the selection of independent public accountants; and

          (3) To transact any and all other business which may properly come before the meeting.

     Only stockholders of record at the close of business on March 27, 1996 are entitled to notice of and to vote at this meeting or any adjournment thereof.

     WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY/DIRECTION CARD(S) AND RETURN THE PROXY/DIRECTION CARD(S) PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                           CHARLES F. BARR, Secretary

Stamford, Connecticut
March 29, 1996

                             GENERAL RE CORPORATION

                              695 EAST MAIN STREET
                        STAMFORD, CONNECTICUT 06904-2351

                                PROXY STATEMENT

SOLICITATION OF PROXIES

     The accompanying proxy is solicited by the Board of Directors of the Corporation for use at the annual meeting of stockholders to be held on May 24, 1996. The proxy, when properly executed and received by the Secretary prior to the meeting, will be voted unless revoked. Any stockholder giving a proxy has the power to revoke it at any time prior to voting by a later dated proxy, notice in writing or attendance at the meeting and election to vote in person. Except to the extent that contrary instructions are given by stockholders, it is the intention of the persons named in the proxy to vote as follows:

          (1) For the election of each nominee named below under the caption "Election of Directors";

          (2) For the proposal to ratify the selection of independent public accountants; and

          (3) In the discretion of the proxies, on any other matters that may properly come before the meeting.

     This proxy statement and the accompanying proxy/direction card(s) are being mailed on or about March 29, 1996. Only stockholders of record on the books of the Corporation at the close of business on March 27, 1996 will be entitled to vote at the annual meeting. On that date, there were 102,825,580 shares of common stock, $.50 par value (the "Common Stock"), issued and outstanding and 1,724,037 shares of convertible preferred stock, no par value (the "Preferred Stock"), outstanding. Each holder of shares of Common Stock is entitled to one
(1) vote per share. Each share of Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted on the record date for determining the stockholders entitled to vote, rounded to the nearest one-tenth of a vote. As of March 27, 1996, each beneficial owner of shares of Preferred Stock is entitled to one (1) vote per share. The presence of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock will constitute a quorum for the transaction of business at the annual meeting, but if a quorum is not present, in person or by proxy, the meeting may adjourn from time to time until a quorum is obtained.

     The affirmative vote of a majority in interest of the outstanding shares of Common Stock and Preferred Stock present in person or represented by proxy at the meeting and entitled to vote, voting together and not as separate classes, is required for the election of directors and the ratification of the selection of independent public accountants. Shares represented by proxies that are marked "ABSTAIN" or that are not voted by brokers who are prohibited from exercising authority for beneficial owners who have not provided voting instructions with respect to a particular matter ("broker non-votes") are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Shares represented by proxies which are marked "WITHHELD" with regard to the election of directors will be excluded entirely from the vote and will have no effect. Shares represented by proxies which are marked "ABSTAIN" with respect to the ratification of the selection of independent public accountants will be considered in person or represented by proxy at the meeting and, accordingly, will have the effect of a negative vote because that matter requires the affirmative vote of a majority of the votes of holders of shares present in person or represented by proxy. In addition, any broker non-votes on such matter will have no effect on the outcome of such matter.

     The proxy/direction card(s) will serve to direct the trustees of the Employee Savings and Stock Ownership Plan of General Re Corporation and its subsidiaries (the "ESSOP") on how to vote shares of the Corporation's Common Stock and Preferred Stock held by such plan. Printed on the proxy/direction card(s) accompanying this proxy statement, if applicable, is the number of shares of Common Stock and/or Preferred

Stock allocated to a participant in such plan. The directions given by the participants will also serve to direct the trustee on how to vote a proportionate number of shares of Preferred Stock held by the trustee which have not been allocated to employee accounts or for which no directions have been received.

                               BOARD OF DIRECTORS

     The Corporation's By-laws provide that the Board of Directors shall consist of not less than nine (9) nor more than twenty-one (21) members as established from time to time by the directors or the stockholders pursuant to the provisions of the By-laws provided that the number of directors in each of the three (3) classes of directors is as nearly equal as possible. The Board of Directors currently consists of eleven (11) members. The members of each class are elected to serve for a term of three (3) years and until their successors are elected, or until the earliest of the annual meeting of stockholders next following a member's seventy-second (72nd) birthday, or a member's resignation, removal or ineligibility.

     Under the present schedule, regular meetings of the Board of Directors are held eight (8) times each year and additional special meetings are called whenever necessary. The Board met eight (8) times in 1995.

     The Board of Directors has established an Executive Committee to exercise the powers of the Board during the intervals between meetings of the Board. The members of the Executive Committee are Ronald E. Ferguson, Chairman, William C. Ferguson, Donald J. Kirk, Andrew W. Mathieson and David E. McKinney. The Executive Committee did not meet in 1995.

     The Board of Directors has established a Finance Committee to review and monitor the financial affairs of the Corporation, including its investment strategy, capital resources and expenditures, subsidiary and stockholder dividends, foreign currency positions and commercial and investment banking relationships. Since January 1, 1996, the Finance Committee's responsibilities also include the review of the actuarial assumptions and annual contributions to the Corporation's pension plans and the selection of trustees, investment managers and independent actuaries for the Corporation's pension plans and the ESSOP. The members of the Finance Committee are Ronald E. Ferguson, Chairman, Walter M. Cabot, Donald J. Kirk, Edward H. Malone, Andrew W. Mathieson, David E. McKinney and Stephen A. Ross. The Finance Committee met six (6) times in 1995.

     The Board of Directors has established an Audit Committee consisting of Donald J. Kirk, Chairman, Lucy Wilson Benson, Kay Koplovitz and Walter F. Williams, all of whom are nonemployee directors. This Committee oversees management's discharge of its financial reporting responsibilities and recommends appointment of the Corporation's independent public accountants. The Audit Committee met five (5) times in 1995.

     The Board has established a Compensation and Personnel Committee consisting of Andrew W. Mathieson, Chairman, Walter M. Cabot, William C. Ferguson, Edward
H. Malone, David E. McKinney and Walter F. Williams, all of whom are nonemployee directors. This Committee approves and reviews with the Board all aspects of the Corporation's human resources (including personnel policies, controls, and compensation and benefit programs), the performance of the senior officers and the compensation of the Chairman, President and senior officers and administers the General Re Corporation 1995 Long-Term Compensation Plan. The Compensation and Personnel Committee met three (3) times in 1995.

     The Board has established a Committee on Directors consisting of nonemployee directors William C. Ferguson, Chairman, Lucy Wilson Benson and Andrew W. Mathieson to recommend board committee structure, recommend a plan of compensation and benefits for nonemployee directors, establish criteria for selection of directors, review directors' performance and propose nominees for election to the Board. It met twice in 1995. The Committee on Directors will consider nominations submitted by stockholders. Nominations submitted in writing by stockholders must be received by the Secretary of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to an annual meeting. This notice must include the information concerning the nominee that must be disclosed about nominees for election as directors in proxy solicitations prepared in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended. The notice must be accompanied by the written consent of each proposed nominee to serve as a director of the Corporation if so elected.

     The Board has established a Shareholder Relations and Public Affairs Committee consisting of non-employee directors Lucy Wilson Benson, Chairman, William C. Ferguson, Donald J. Kirk and Walter F. Williams to consider matters of special interest to stockholders, such as stockholder proposals, and policies and procedures concerning services to stockholders. No stockholder proposals, were received during 1995 and the Committee met once during the year. This Committee was formerly known as the Shareholder Relations Committee. Its name was changed on January 1, 1996 to reflect its expanded oversight of federal and state governmental processes including legislation and regulation affecting the Corporation. The Committee also reviews and approves the Corporation's annual budget for charitable contributions.

     The Board had a Pension and Savings Plan Committee consisting of Walter M. Cabot, Chairman, Donald J. Kirk, Kay Koplovitz and Edward H. Malone. The Committee's responsibilities included the review of the actuarial assumptions and annual contributions for the Corporation's pension plans and the selection of trustees, investment managers and independent actuaries for the Corporation's pension plans and the ESSOP. The Pension and Savings Plan Committee met twice in 1995. This Committee was disbanded and its responsibilities reassigned primarily to the Finance Committee and the Compensation and Personnel Committee by action of the Board as of January 1, 1996.

     Each of the directors attended at least 75 percent (75%) of the total of the Board and their committee meetings held during 1995.

                             ELECTION OF DIRECTORS

     Three (3) directors have been nominated for reelection at the annual meeting. They are Andrew W. Mathieson, a director since 1966, David E. McKinney, a director since 1988, and Stephen A. Ross, a director since 1993.

     It is intended that the proxies received will be voted for the three (3) nominees unless otherwise provided therein. Management knows of no reason why any of these nominees will be unable to serve, but, in such event, the proxies received will be voted for such substitute nominees as the Committee on Directors may recommend, but in no event will proxies received be voted for a greater number of persons than the number of nominees.

     The names, ages, terms of office, and certain other information as of March 1, 1996 with respect to the persons nominated for election as directors and other persons serving as directors are as follows:

INFORMATION CONCERNING NOMINEES FOR TERMS EXPIRING IN 1999:

----------------     ANDREW W. MATHIESON, 67, a director of the Corporation since 1966, has been Executive Vice President of Richard K. Mellon and Sons, investment
    PHOTO            management and philanthropy, since 1978. He serves on the boards of
----------------     directors of Mellon Bank Corporation and Mellon Bank, N.A.
(c)(d)(e)(f)
----------------     DAVID E. MCKINNEY, 61, a director of the Corporation since 1988, is
                     Executive Secretary of the Watson Foundation. He previously served as
    PHOTO            Senior Vice President (1991-1992 and 1987-1988) and Vice President
                     (1979-1987) of IBM Corporation and as Director General, IBM Europe
----------------     (1988-1991). He serves on the boards of trustees of Brown University and
(c)(e)(f)            the New York Philharmonic, on the boards of directors of Organization
                     Research Counselors, Fraunhofer Center for Research and PAXAR
                     Corporation, and is an overseer of the Thomas J. Watson, Jr. Institute of International Studies.
----------------     STEPHEN A. ROSS, 52, a director of the Corporation since 1993, has been
                     Sterling Professor of Economics and Finance at Yale University since
    PHOTO            1985. He is also Co-Chairman of Roll & Ross Asset Corporation. He serves on the board of trustees of the College Retirement Equities Fund and is
----------------     a trustee of CalTech.
(f)

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE
                      NOMINEES FOR ELECTION AS DIRECTORS.

INFORMATION CONCERNING DIRECTORS WHOSE TERMS EXPIRE IN 1997:

----------------     RONALD E. FERGUSON, 54, a director of the Corporation since 1983, has been Chairman and Chief Executive Officer of the Corporation since 1987.
    PHOTO            He has been with the Corporation since 1969. He serves on the boards of
----------------     directors of Colgate- Palmolive Company and General Signal Corporation.
(e)(f)

----------------     DONALD J. KIRK, 63, a director of the Corporation since 1987, is an
                     Executive-in- Residence, Columbia University Graduate School of
    PHOTO            Business, where he was a professor from 1987 to 1994. He was Chairman of the Financial Accounting Standards Board from 1978 to 1986. In 1995, he
----------------     became a Member of the Public Oversight Board of the American Institute
(a)(e)(f)(s)         of Certified Public Accountants' SEC Practice Section. He is a trustee of the Fidelity Group of Mutual Funds and served as a director of
                     Valuation Research Corporation from 1993 to 1995. He serves as Vice
                     Chairman and Treasurer of the board of trustees of Greenwich Hospital and as Chairman of the board of directors of the National Arts
                     Stabilization Fund.
----------------     EDWARD H. MALONE, 71, a director of the Corporation since 1985, is retired. He previously served as Vice President of General Electric
    PHOTO            Company from 1970 to 1985. He is a trustee of the Fidelity Group of
                     Mutual Funds and serves on the boards of directors of Allegheny Power
----------------     Systems, Inc., Butler Capital Corporation and Mattel, Inc. He also
(c)(f)               serves as a trustee of the Naples (Florida) Philharmonic Center for the
                     Arts and Rensselaer Polytechnic Institute.
----------------     WALTER M. CABOT, 63, a director of the Corporation since 1979, has been
                     Senior Advisor to and Director of Standish, Ayer & Wood, investment
    PHOTO            managers, since 1991. He previously served as President (1974-1990) and
                     Senior Advisor (1990-1991) of Harvard Management Company, Inc., an
----------------     endowment management company. He is a trustee of Property Capital Trust
(c)(f)               and serves on the boards of directors of Gasbeau, Inc. and Rockefeller
                     Financial Service, Inc. He serves as a trustee and treasurer of
                     Wellesley College and is Chairman of the New England Medical Center.

INFORMATION CONCERNING DIRECTORS WHOSE TERMS EXPIRE IN 1998:

----------------     LUCY WILSON BENSON, 68, a director of the Corporation since 1990, has been President of Benson and Associates, consultants to business and
    PHOTO            government, since 1981. She served as Under Secretary of State for
                     Security Assistance, Science and Technology from 1977 to 1980. She
----------------     serves on the boards of directors of COMSAT Corporation, various Dreyfus
(a)(d)(s)            Mutual Funds, International Executive Service Corps and Logistics
                     Management Institute. She is a trustee of the Alfred P. Sloan Founda-
                     tion, Vice Chairman of the board of trustees of Lafayette College and
                     Vice Chairman of the Atlantic Council of the United States.
----------------     WILLIAM C. FERGUSON, 65, a director of the Corporation since 1987. He previously served as Chairman and Chief Executive Officer of NYNEX
    PHOTO            Corporation (1989-1995). He also serves on the board of directors of CPC
                     International, Inc.
----------------
(c)(d)(e)(s)

----------------     KAY KOPLOVITZ, 50, a director of the Corporation since 1990, is the founder and has been Chairman and Chief Executive Officer of USA
     PHOTO           Networks, an international cable television programming company, since
                     1980. She serves on the boards of directors of Liz Claiborne, Inc.,
----------------     Nabisco Holdings Corp., the Museum of Television and Radio and the
(a)                  National Cable Television Association, and on the board of trustees of the Stern School of New York University.

----------------     WALTER F. WILLIAMS, 67, a director of the Corporation since 1989, is retired. He previously served as Chairman, President and Chief Executive
     PHOTO           Officer of Bethlehem Steel Corporation from 1986 to 1992. He serves on the board of trustees of Moravian College, is a director of Wilmington
----------------     Trust Company of Florida and is a member of The Business Council.
(a)(c)(s)

---------------
(a)  Member Audit Committee
(c)  Member Compensation and Personnel Committee
(d)  Member Committee on Directors
(e)  Member Executive Committee
(f)  Member Finance Committee
(s)  Member Shareholder Relations and Public Affairs Committee

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     At December 31, 1995, the only person known by management to be a beneficial holder, directly or indirectly, of more than five percent (5.0%) of the Common Stock is FMR Corp. FMR reported in a Schedule 13G dated February 14, 1996 that it, and certain related persons, beneficially owned 5,194,335 (5.1% as of March 27, 1996) of the shares of Common Stock of the Corporation with respect to which it had sole voting power over 365,551 shares and sole dispositive power over 5,194,335 shares. All of the outstanding shares of Preferred Stock are held by the ESSOP.

     The following table shows the number of shares of the Corporation's Common Stock beneficially owned as of March 1, 1996 by each director and nominee for director and by the executive officers and former executive officer named in the Compensation Table included in this Proxy Statement (including the beneficial ownership of Preferred Stock held by the ESSOP, which is reported as shares of Common Stock because the Preferred Stock is convertible into and votes with the Common Stock as a class). Except as otherwise indicated, each person has sole voting and investment power with respect to the shares shown.

                                                   NUMBER
                                      NUMBER        OF
                                        OF         SHARES
                                      SHARES       UNDERLYING
                                        OF         SHARE
                                      COMMON       UNITS
                                      STOCK         IN
                                      BENEFICIALLY DEFERRED     TOTAL SHARES
        NAME OF BENEFICIAL OWNER      OWNED(1)     COMPENSATION(2) AND SHARE UNITS
     -------------------------------  ------       -----       ---------------
     Lucy Wilson Benson.............  430          --                  430
     Walter M. Cabot................  457          7,554             8,011
     John C. Etling(3)..............  26,799(4)    865              27,664
     Ronald E. Ferguson.............  72,546(4)(5) 4,794            77,340
     William C. Ferguson............  1,130        754               1,884
     James E. Gustafson.............  29,353(4)(5) 2,687            32,040
     Tom N. Kellogg.................  31,025(4)(5) 1,689            32,714
     Donald J. Kirk.................  630          3,170             3,800
     Kay Koplovitz..................  1,130        1,557             2,687
     Peter Lutke-Bornefeld..........  --           5,069(6)          5,069
     Edward H. Malone...............  830          3,200             4,030
     Andrew W. Mathieson............  3,618        6,552            10,170
     David E. McKinney..............  2,893        1,889             4,782
     Stephen A. Ross................  1,130        1,211             2,341
     Walter F. Williams.............  1,130        654               1,784
     All directors and executive
       officers as of March 1, 1996
       as a group (23 persons)......  196,109(4)(5) 46,947         243,056

---------------
(1) Includes shares of Common Stock held in the names of spouses and children, as to which beneficial ownership is disclaimed. Fractional shares are rounded to the nearest whole share. No person named above owns beneficially more than one percent (1%) of the outstanding stock. Does not include the following shares underlying stock options exercisable within sixty (60) days: John C. Etling -- 70,071 shares; Ronald E. Ferguson -- 57,190 shares; James E. Gustafson -- 35,178 shares; Tom N. Kellogg -- 32,841 shares; Peter Lutke-Bornefeld -- 1,000 shares; and all executive officers as of March 1, 1996 as a group -- 296,532 shares.

(2) Nonemployee directors may elect to defer all or part of their compensation to be held in deferral accounts either in cash or as units equivalent to shares of Common Stock ("share units"). Executive officers also may receive a portion of their bonuses in share units and may receive, in appropriate circumstances, share units subject to certain restrictions ("restricted share units"). Share units and restricted share units carry no voting rights. Fractional shares are rounded to the nearest whole share.

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)

(3) John C. Etling retired from the Corporation as of January 1, 1996.

(4) Shares of Preferred Stock are allocated to the accounts of participants in the ESSOP pursuant to the terms of the ESSOP. Distributions under the ESSOP are made in cash or shares of Common Stock into which the Preferred Stock is convertible. The participants in the ESSOP have the right to instruct the trustee with respect to the vote of the shares allocated to their accounts and a portion of the Preferred Stock that has not been allocated to any participant's account or for which no instructions are timely received by the trustee, whether or not allocated to the account of any participant. The number of shares of Common Stock disclosed above includes the shares of Preferred Stock allocated to each participant's account but excludes any unallocated shares because of the trustee's fiduciary duty relating to the voting of unallocated shares under the Employee Retirement Income Security Act of 1974. The number of shares allocated to the accounts of the persons named above, if any, and the minimum number of unallocated shares as to which they may give voting instructions are as follows: John C. Etling: 620 allocated shares, 2,469 unallocated shares; Ronald E. Ferguson: 668 allocated shares, 2,621 unallocated shares; James E. Gustafson: 634 allocated shares, 2,483 unallocated shares; Tom N. Kellogg: 996 allocated shares, 4,000 unallocated shares; and all executive officers as of March 1, 1996 as a group: 344,758 allocated shares and 1,379,278 unallocated shares.

(5) Includes stock that is subject to restrictions on resale. Ronald E. Ferguson holds 22,500 shares (3,750 restricted until March 1996; 3,750 restricted until June 1997; 15,000 restricted until January 2002); James E. Gustafson holds 20,000 shares (2,500 restricted until March 1996; 2,500 restricted until June 1997; 2,500 restricted until September 1999; 2,500 restricted until November 2001; 10,000 restricted until October 2006); and Tom N. Kellogg holds 20,000 shares (15,000 restricted until March 1996; 5,000 restricted until February 2000); and all executive officers as of March 1, 1996 as a group hold 91,700 restricted shares.

(6) Peter Lutke-Bornefeld holds 5,069 restricted share units that will convert to unrestricted shares of Common Stock on January 3, 2000.

EXECUTIVE COMPENSATION

  Summary Compensation Table

     The aggregate of all plan and non-plan compensation awarded to, earned by, or paid to the Corporation's Chief Executive Officer and the four (4) most highly compensated executive officers other than the Chief Executive Officer, including a former executive officer (collectively the "named executives"), for services during the three (3) fiscal years ended December 31, 1995 by the Corporation and its subsidiaries to or for the benefit of the named executives for services during those years in all capacities to the Corporation and its subsidiaries is shown in the following table:

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM COMPENSATION
                                                                ---------------------------------
                                                                        AWARDS
                                                                ----------------------   PAYOUTS
                                         ANNUAL COMPENSATION    RESTRICTED              ---------
                                        ----------------------     STOCK      OPTIONS     LTIP        ALL OTHER
           NAME AND                      SALARY        BONUS     AWARD(S)      SARS      PAYOUTS    COMPENSATION
     PRINCIPAL POSITION(1)       YEAR     ($)         ($)(2)      ($)(3)      (#)(4)     ($)(5)        ($)(6)
-------------------------------  -----  --------     ---------  -----------  ---------  ---------  ---------------
Ronald E. Ferguson.............  1995   $852,083     $ 682,500  $   193,333     41,982  $ 192,378      $50,076
  Director, Chairman             1994    810,417       647,500      270,928    176,528    306,884       49,067
    and Chief Executive          1993    768,750       610,000    1,046,096     28,942    134,335       46,610
    Officer
John C. Etling.................  1995    565,000       565,000            0          0    149,092       36,117
  Former Director and            1994    541,250       475,000            0     13,000    273,277       32,917
    Vice Chairman(7)             1993    520,417       365,000            0     10,898     93,380       31,710
James E. Gustafson.............  1995    533,333       412,500      122,222     30,636     93,824       32,000
  President and Chief
    Operating Officer
Tom N. Kellogg.................  1995    511,667       381,500      733,041     20,008    104,514       30,700
  Executive Vice President
Peter Lutke-Bornefeld..........  1995    528,105(8)    279,432      617,500     19,000          0            0
  Executive Vice President

---------------

(1) Identified positions are as of March 1, 1996.

(2) Includes, except as noted below, cash amounts paid as an annual bonus (the "Annual Incentive Bonus") under certain provisions of the General Re Corporation 1995 Long-Term Compensation Plan (the "Compensation Plan") or the 1989 Long-Term Compensation Plan (the "Prior Plan") for services rendered during the specified calendar year. Dr. Lutke-Bornefeld's bonus was paid by the Corporation's subsidiary, Kolnische Ruckversicherungs-Gesellschaft AG and its subsidiaries ("Cologne Re").

(3) Includes restricted stock, restricted share units and share units that were granted under the Compensation Plan or the Prior Plan. Share units were granted in lieu of cash bonuses awarded (a) under the Annual Incentive Bonus provisions of the Compensation Plan or the Prior Plan or (b) under the provisions of the Prior Plan providing for bonus payments subject to the performance of the Corporation over a five (5) year period (the "Performance Bonus"). At December 31, 1995, Ronald E. Ferguson held 22,500 restricted shares and share units for 4,603 shares worth $4,201,012; John C. Etling held share units for 864 shares worth $134,008; James E. Gustafson held 20,000 restricted shares and share units for 2,503 shares worth $3,488,010; Tom N. Kellogg held 20,000 restricted shares and share units for 1,597 shares worth $3,347,657; and Peter Lutke-Bornefeld held restricted share units for 5,069 shares worth $785,695. Dividends are paid on restricted stock and dividend equivalents are accrued on restricted share units and share units and convert to Common Stock at the same time as the units convert.

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)
(4) Includes regular grants of non-qualified stock options ("NQSOs"), grants of replacement options (see footnote(2) to the Option Grants Table) and restricted stock options granted under the Compensation Plan or the Prior Plan. Restricted stock options were granted in lieu of cash bonuses awarded under the Annual Incentive Bonus and Performance Bonus provisions of the Compensation Plan or the Prior Plan.

(5) Includes amounts paid in cash and shares of Common Stock awarded under the Performance Bonus provisions of the Prior Plan.

(6) Includes corporate allocations under the ESSOP and the unfunded book account under the Supplemental Benefit Equalization Plan (the "SBEP") for 1995, as follows:

                                   NAME                              ESSOP      SBEP
        ----------------------------------------------------------   ------    -------
        Ronald E. Ferguson........................................   $7,451    $42,625
        John C. Etling............................................    9,000     27,117
        James E. Gustafson........................................    9,000     23,000
        Tom N. Kellogg............................................    9,000     21,700

(7) Mr. Etling retired as of January 1, 1996.

(8) Includes $108,757 paid as directors' fees by Cologne Re.

  Option Grants Table

     The options granted or awarded in 1995 to the named executives are shown in the following table (no stock appreciation rights were granted in 1995, and none have been granted since 1987):

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE
                        NUMBER                                                                    VALUE AT ASSUMED
                          OF                                                                      ANNUAL RATES OF
                        SECURITIES   % OF TOTAL                                                     STOCK PRICE
                        UNDERLYING    OPTIONS                                                     APPRECIATION FOR
                        OPTIONS      GRANTED TO    EXERCISE OR                                    OPTION TERM (1)
                        GRANTED     EMPLOYEES IN    BASE PRICE                     EXPIRATION   --------------------
         NAME             (#)       FISCAL YEAR       (S/SH)        GRANT DATE        DATE      0%          5%
----------------------  -------     ------------   ------------    ------------    ----------   ---   --------------
Ronald E. Ferguson....  2,366  (2)      .2515%      $  131.3750        02/09/95     12/12/99    $0    $       82,761
                        2,276  (2)      .2419          131.3750        02/09/95     12/12/00     0            98,597
                        7,022  (2)      .7463          131.3750        02/09/95     12/11/01     0           365,187
                        23,000 (3)     2.2445          151.3125        11/08/95     11/08/05     0         2,188,671
                        2,459  (2)      .2614          155.6875        12/11/95     12/11/01     0           130,200
                        2,438  (2)      .2591          153.8750        12/12/95     12/12/00     0           103,646
                          319  (4)      .0339          151.2500        02/01/96     02/01/06     0            30,343
                        2,102  (4)      .2234          153.3125        03/07/96     03/07/06     0           202,669
                        -------        ------      ------------                                 ---   --------------
                        41,982         4.4621%      $  146.2779                                 $0    $    3,202,076
James E. Gustafson....  15,000 (3)     1.5943%      $  131.8125        04/03/95     04/03/05    $0    $    1,243,442
                        14,000 (3)     1.4880          151.3125        11/08/95     11/08/05     0         1,332,234
                          307  (4)      .0326          151.2500        02/01/96     02/01/06     0            29,201
                        1,329  (4)      .1413          153.3125        03/07/96     03/07/06     0           128,138
                        -------        ------      ------------                                 ---   --------------
                        30,636         3.2562%      $  141.8510                                 $0    $    2,733,017
Tom N. Kellogg........  10,000 (3)     1.0629%      $  131.8125        04/03/95     04/03/05    $0    $      828,961
                        9,000  (3)      .9566          151.3125        11/08/95     11/08/05     0           856,436
                          152  (4)      .0162          151.2500        02/01/96     02/01/06     0            14,458
                          856  (4)      .0910          153.3125        03/07/96     03/07/06     0            82,533
                        -------        ------      ------------                                 ---   --------------
                        20,008         2.1266%      $  141.6515                                 $0    $    1,782,389
Peter
  Lutke-Bornefeld.....  10,000 (3)     1.0629%      $  131.8125        04/03/95     04/03/05    $0    $      828,961
                        9,000  (3)      .9566          151.3125        11/08/95     11/08/05     0           856,436
                        -------        ------      ------------                                 ---   --------------
                        19,000         2.0194%      $  141.0493                                 $0    $    1,685,398
All Stockholders......    N/A             N/A               N/A             N/A          N/A    $0    $7,612,474,737
All Optionees.........  845,929(3)        100%      $  147.4126         Various     10 Years    $0    $   78,423,162
Options Gain as % of
  all Stockholder
  Gain................    N/A             N/A               N/A             N/A          N/A    N/A             1.0%


         NAME                 10%
----------------------  ---------------
Ronald E. Ferguson....  $       182,113
                                222,741
                                847,259
                              5,546,522
                                295,380
                                229,031
                                 76,896
                                513,604
                        ---------------
                        $     7,913,550
James E. Gustafson....  $     3,151,127
                              3,376,144
                                 74,003
                                324,728
                        ---------------
                        $     6,926,004
Tom N. Kellogg........  $     2,100,751
                              2,170,378
                                 36,640
                                209,155
                        ---------------
                        $     4,516,925
Peter
  Lutke-Bornefeld.....        2,100,751
                              2,170,378
                        ---------------
                        $     4,271,130
All Stockholders......  $19,291,505,590
All Optionees.........  $   198,739,691
Options Gain as % of
  all Stockholder
  Gain................             1.0%

---------------
(1) The dollar amounts under these columns are the results of calculations at assumed annual rates of stock price appreciation of zero percent (0%), five percent (5%) and ten percent (10%). These assumed rates of

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page) growth were selected by the Securities and Exchange Commission for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of the Corporation's stock price. No gain to the optionees is possible without an increase in stock prices, which will benefit all stockholders. A zero percent (0%) gain in stock price will result in a zero percent (0%) benefit to optionees.

(2) Replacement options granted following the tender of a like number of shares to satisfy the option price upon exercise of the underlying stock option. Replacement options have the same expiration date as the original option and an exercise price equal to the market price at the date of the new grant. They are first exercisable one (1) year from the grant date provided the employee still owns the shares acquired as a result of the original option exercise, less the number of shares withheld to pay income tax due as a result of exercising the original option.

(3) The Corporation makes annual grants of NQSOs to its executive officers. These NQSOs have a ten-year term and become exercisable in twenty percent (20%) increments each year over a five-year period. These options have the replacement option feature described in (2) above.

(4) Restricted stock options were granted under the Compensation Plan during the first quarter of 1996 in lieu of a portion of cash bonuses awarded under the Annual Incentive Bonus provisions of the Compensation Plan and the 1991 to 1995 Performance Bonus provisions of the Prior Plan. These options are exercisable immediately, but shares acquired are restricted from being sold for five (5) years from the grant date and are forfeitable for termination due to cause or the unauthorized use of proprietary information. These options have the replacement option feature described in (2) above.

  Aggregated Option Exercises and Fiscal Year-end Option Values Table

     The realized value of aggregated option exercises during 1995 and the value of unexercised in-the-money options at December 31, 1995 held by the named executives are shown in the following table:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                           NUMBER OF             VALUE OF
                               SHARES                     UNEXERCISED           UNEXERCISED
                               ACQUIRED                    OPTIONS AT          IN-THE-MONEY
                                 ON          VALUE         FY-END (#)           FY-END ($)
                               EXERCISE     REALIZED      EXERCISABLE/         EXERCISABLE/
          NAME                  (#)           ($)        UNEXERCISABLE         UNEXERCISABLE
-------------------------      ------      ----------    --------------    ---------------------
Ronald E. Ferguson.......      36,342      $1,630,811    55,407/214,361    $2,012,382/$1,968,730
John C. Etling...........       5,617         221,225     51,071/21,000        3,101,765/836,381
James E. Gustafson.......       9,508         500,117     34,871/45,900      1,843,635/1,067,669
Tom N. Kellogg...........       3,708         197,219     32,689/34,300        1,855,174/878,794
Peter Lutke-Bornefeld....           0               0      1,000/23,000           30,813/388,313

  Long-Term Incentive Plan ("LTIP") Awards Table

     The awards made during 1995 under the Compensation Plan to the named executives are shown in the following table:

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                                               ESTIMATED FUTURE PAYOUTS
                                                         PERFORMANCE                                UNDER NON-STOCK
                                        NUMBER OF         OR OTHER                                 PRICE-BASED PLANS
                                      SHARES, UNITS     PERIOD UNTIL                        -------------------------------
                                        OR OTHER        MATURITIES OR        THRESHOLD         TARGET            MAXIMUM
                NAME                   RIGHTS (#)          PAYOUT            ($ OR #)         ($ OR #)          ($ OR #)
------------------------------------  -------------     -------------      -------------    -------------     -------------
Ronald E. Ferguson..................       (1)              1995-1999           $      0      $   383,437       $   766,874
John C. Etling......................       (1)              1995-1999                  0          254,250           508,500
James E. Gustafson..................       (1)              1995-1999                  0          240,000           480,000
Tom N. Kellogg......................       (1)              1995-1999                  0          204,667           409,334

---------------
(1) Executive officers, other than Peter Lutke-Bornefeld, have the right to receive awards under the Performance Bonus provisions of the Prior Plan until 1998 and under the Performance Bonus provisions of the Compensation Plan thereafter. Performance Bonus distributions under the Prior Plan and the Compensation Plan are made during the first quarter of each year with respect to the five-year period ending in the preceding calendar year and are included in the Summary Compensation Table. The amount distributable, if any, is determined by the Compensation Committee at the end of the performance period on the basis of results. Awards may be paid in the discretion of the Compensation Committee in cash, in shares of Common Stock, in a combination of cash and shares, in share units, in restricted NQSOs, or in a combination of such units and restricted NQSOs.

  Compensation of Directors

     The directors, except for those who are also employees of the Corporation, receive an annual retainer of $27,500 and $1,000 for each Board or committee meeting attended. In addition, nonemployee chairmen of Board committees are paid an annual retainer of $2,500.

     Under the nonemployee directors' stock option provisions of the Compensation Plan (the "Directors' Program"), each nonemployee director is granted an NQSO on the first business day of each calendar year of Board service to purchase five hundred (500) shares of Common Stock. The directors' stock options are exercisable six (6) months after the date of grant at an exercise price equal to the fair market value of the Common Stock on the date of grant and have a term of ten (10) years. The exercise price of any option may be paid in cash or previously owned shares of Common Stock having a fair market value equal to the exercise price or in a combination of cash and shares. When previously owned shares of Common Stock are used to exercise a nonemployee director stock option, a replacement option is issued to the director.

     In addition, under the Compensation Plan, each nonemployee director receives an automatic grant of sixty-five (65) shares of restricted stock on the first business day of each calendar year in which the individual is a member of the Board of Directors. The restrictions on such shares lapse upon the later of five (5) years from the date of grant or retirement from the Board of Directors.

     Nonemployee directors are permitted to defer all or part of their compensation to be held in a deferral account either as cash, to which interest at a market rate is credited quarterly, or as units equivalent to shares of Common Stock, to which amounts equivalent to dividends paid on such shares are credited quarterly.

     Any director who has completed five (5) or more years of service as a nonemployee director, upon his or her retirement from the Corporation's Board of Directors, will receive an annual amount equal to seventy-five percent (75%) of the final retainer, to be paid for the greater of five (5) years or the complete number of years of service following the 1987 annual meeting of stockholders.

  Employment Contracts and Termination of Employment and Change in Control of Management

     The Corporation's subsidiary, Cologne Re, entered into an employment agreement dated December 31, 1994 (the "Agreement") with Peter Lutke-Bornefeld. The Agreement provides for Dr. Lutke-Bornefeld's employment as Chief Executive Officer of Cologne Re until December 31, 1999. Dr. Lutke-Bornefeld is entitled to an annual salary of DM 600,000, which can be increased at the discretion of the Board of Directors of Cologne Re, and an annual incentive payment determined under a formula based upon dividends paid by Cologne Re to its stockholders.

     Awards under the Compensation Plan and the Prior Plan may accelerate upon a "change in control" of the Company as defined in both Plans. Upon a change in control: (i) all stock options become immediately exercisable; (ii) all Performance Bonuses become immediately payable at the higher of the amount determined assuming the performance objectives have been met or the amount payable based on actual performance achieved and then are prorated for the term of the award period; (iii) all Annual Incentive Bonuses become payable at the amount determined assuming the performance objectives have been met and then are prorated over the portion of the year that has elapsed; (iv) all restrictions on restricted stock options will lapse and share units attributable to bonuses will become fully payable; and (v) restrictions on restricted stock and all other share units will lapse if the grantee's employment is terminated within two (2) years after the change in control, provided that the Committee may determine, in its discretion, to vest all or some percentage of the grantee's restricted stock and/or share units at the time of the change in control. If such an event were to have occurred on December 31, 1995, the cash value of outstanding stock options, restricted stock, Annual Incentive Bonuses and Performance Bonuses affected by such event, without regard to the actual performance by the Corporation, payable to the named executives would be as follows: Ronald E. Ferguson, $6,673,105; John C. Etling, $1,627,381; James E. Gustafson, $4,874,669; Tom N. Kellogg, $4,662,270 and Peter Lutke-Bornefeld, $388,313.

     Under the Corporation's Supplemental Benefit Equalization Plan ("SBEP"), the plan that resulted from the consolidation of the Supplemental Executive Retirement Plan ("SERP") and the Benefit Equalization Plan ("BEP"), previously accrued benefits become immediately vested in the event of a change in control. If a participant in the SBEP is terminated other than for cause within two (2) years following a change in control, the participant is entitled to a lump sum payment of the accrued benefits.

     Under the Corporation's Severance Pay Plan, employees, including the executive officers, are entitled to receive certain severance payments upon their termination of employment within two (2) years following a change in control. The benefits payable are salary payments for between six (6) and twelve
(12) months depending upon the number of years the person has been an employee. The aggregate amount payable will be increased by the amount of any excise tax imposed on the executive officer and by the amount of the tax thereon.

  Maximum Retirement Benefits Payable

     The following table shows the maximum annual retirement benefits payable at the normal retirement age of sixty-five (65) for specified remunerations and years of credited service under the Employee Retirement Plan of General Re Corporation and its Affiliates and the SBEP. The benefits shown in the table are subject to a reduction of up to fifty percent (50%) of primary Social Security benefits.

                                                      YEARS OF CREDITED SERVICE
                                       --------------------------------------------------------
              REMUNERATION(1)             15          20          25          30          35
        ----------------------------   --------    --------    --------    --------    --------
        $  800,000..................   $240,000    $320,000    $400,000    $440,000    $480,000
           900,000..................    270,000     360,000     450,000     495,000     540,000
         1,000,000..................    300,000     400,000     500,000     550,000     600,000
         1,100,000..................    330,000     440,000     550,000     605,000     660,000
         1,200,000..................    360,000     480,000     600,000     660,000     720,000
         1,300,000..................    390,000     520,000     650,000     715,000     780,000
         1,400,000..................    420,000     560,000     700,000     770,000     840,000
         1,500,000..................    450,000     600,000     750,000     825,000     900,000
         1,600,000..................    480,000     640,000     800,000     880,000     960,000

---------------
(1) Benefits for eligible employees are computed under a formula based upon years of service and average annual earnings (salary plus Annual Incentive Bonus) during the three (3) consecutive years of highest earnings during the employee's service with the Corporation.

     As of December 31, 1995, Mr. Ferguson had twenty-six (26) years of credited service, Mr. Etling had thirty-four (34) years, Mr. Gustafson had twenty-six
(26) years and Mr. Kellogg had twenty-seven (27) years.

     Dr. Lutke-Bornefeld is entitled to receive a retirement benefit under the Cologne Re retirement plan in an amount equal to fifty percent (50%) of his then current salary (not including directors' fees) at his retirement age of 65.

  Compensation Committee Report on Executive Compensation

     The Compensation Committee reports as follows:

     INTRODUCTION. The Compensation Committee (the "Committee") of the Corporation's Board of Directors is responsible for approving and reviewing with the Board of Directors the compensation of the Corporation's executive officers, including compensation awarded in the form of bonuses and equity-based awards. In this role, the Committee administers the 1995 Long-Term Compensation Plan (the "Compensation Plan") under which equity-based and cash bonus awards are made. The Committee's six (6) members, who have never been employees of the Corporation, meet in executive session to evaluate the performance of and compensation paid to the Corporation's executive officers.

     COMPENSATION PROGRAM. The Corporation's compensation program is designed to attract, retain and reward executive officers in a manner that is in the best interests of stockholders by providing for competitive salaries, bonuses based upon the achievement of the Corporation's business strategy and operating objectives and equity-based awards, including stock options and restricted stock awards, that align the interests of executive officers to those of the stockholders.

     The Corporation's total compensation program enables executive officers to earn premier pay for premier performance and to be rewarded as value is created for stockholders. Special emphasis is placed on fostering employee ownership of common stock through programs which encourage executive officers to acquire stock and receive compensation, otherwise paid in cash, in the form of share units and restricted non-qualified stock options ("NQSOs").

     The components of the total compensation program include base salary, annual incentives, long-term performance bonus awards, NQSOs, share units and restricted stock awards. These components of compensation play specific roles in attracting, rewarding and retaining executive officers and in balancing the Corporation's short- and long-term interests. As an individual's level of responsibility increases, a greater portion of the total compensation is "at risk," or variable, and performance driven and the mix of total compensation shifts for executive officers toward stock and stock option awards to more closely align the long-term interests of executive officers and stockholders.

     The Compensation Committee annually evaluates the Corporation's performance, executive compensation and executive share ownership compared with other property/casualty insurance and reinsurance companies and leading financial services companies reflected in compensation surveys obtained from compensation consultants and compares stockholder returns to the Standard & Poor's 500 and the stockholder returns of the property/casualty and multiline insurance companies that are subsets of the Standard & Poor's 500 and other leading insurance and reinsurance companies. Generally, the Compensation Committee's objective has been to award amounts of total compensation equivalent to the amounts reflected in the top of the third quartile (that is, the 75th percentile) of the range of compensation paid by the companies surveyed. (The salary compensation paid to Mr. Ferguson and most of the other executive officers in 1995 was in the third quartile of the range of compensation paid by the companies surveyed.)

     Based upon its analysis of the compensation surveys and stockholder returns, the Compensation Committee determines target percentages of total compensation to be paid in the form of salaries, annual bonuses, long-term performance bonuses and stock-based awards.

     SALARY. Salary level targets are established so that the Corporation can attract and retain the most qualified employees. The Compensation Committee approves the individual salaries of executive officers. In determining an executive officer's salary, the Compensation Committee considers, but does not assign specific weights to, the following factors: individual performance, corporate performance, industry salary trends and competitive salary levels. Based on its discretion in evaluating these factors, the Committee determines appropriate salary levels. The Compensation Committee has lengthened the time between salary increases beyond twelve (12) months for certain executive officers in order to place more emphasis on variable compensation.

     ANNUAL INCENTIVE BONUS. Executive officers of the Corporation may be awarded an annual incentive bonus for individual and collective efforts resulting in the achievement of (or progress toward) an underwriting profit, superior investment returns or achievement of other corporate and division objectives. Prior to the beginning of a fiscal year, the Compensation Committee determines, in writing, the performance objectives applicable to a grantee or a group of grantees and the percentage of the annual incentive bonus to be awarded if a performance objective is not fully achieved or is exceeded. The amount of the annual incentive bonus is based upon a percentage of the officer's salary in effect at the end of the fiscal year. The Committee has the discretion to award a bonus in an amount equal to less than the amount otherwise payable. In this manner, the Committee can ensure that the amounts of any annual incentive awards are commensurate with performance. Under the Compensation Plan, the aggregate dollar amount available for annual incentive bonuses for executive officers who are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, in any fiscal year may not exceed one percent (1%) of the consolidated net income of the Corporation and its subsidiaries. No executive officer may receive an annual incentive award in excess of $1,500,000. The award may be paid out in cash, shares of Common Stock, share units or restricted NQSOs.

     PERFORMANCE BONUS. Performance bonus awards may be made to executive officers. Award payouts are based on the relationship between the Corporation's total return to stockholders over the prior five-year period ("Total Return") and the weighted average return (the "Actual Return") of the Standard & Poor's 500 Index and a peer group of property/casualty and multiline insurance companies selected by the Committee prior to the beginning of the five-year performance period (the "Comparison Group"). The amount of the award paid to an executive officer is the product of a percentage (which ranges from zero percent (0%) to two hundred percent (200%) depending upon the relationship between the Corporation's Total Return and the Actual

Return of the Comparison Group) and the target award determined for each executive officer at the beginning of the five-year period (which is a percentage of the salary paid to such person during the last year of the award cycle). In no event may any executive officer receive a performance bonus award having a value in excess of $1,500,000. The award may be paid out in cash, shares of common stock, share units or restricted NQSOs. For the recently completed 1991 to 1995 performance period, the Corporation paid performance bonuses having values equal to 58.64% of the target awards.

     DEFERRAL OF ANNUAL INCENTIVE AND PERFORMANCE BONUS AWARDS. Executive officers generally have been entitled to defer up to twenty-five percent (25%) of their annual incentive and performance bonus awards prior to the year in which such awards will be earned. Beginning with annual incentive awards paid for 1996 and performance bonus awards paid in 1997, executive officers will be entitled to elect to defer up to one hundred percent (100%) of such awards. Such deferral awards are awarded as share units and restricted stock options pursuant to a formula adopted by the Compensation Committee in 1992. The Committee has the authority to establish a mandatory deferral amount for certain executive officers. Mr. Ferguson was required to defer a portion of his 1995 annual incentive award and performance bonus for the 1991 to 1995 performance period.

     STOCK-BASED AWARDS. The Corporation normally makes annual grants of NQSOs exercisable at the market price on the grant date to executive officers of the Corporation. The Compensation Committee determines a target size of option awards based on a percentage of salary for each participant but may vary the size of the grants in its discretion. In determining the percentage for each executive officer, the Committee reviews total compensation and stock option grant practices for the companies included in the reviewed compensation surveys. Each stock option grant typically becomes exercisable in twenty percent (20%) increments over a five-year period. In 1995, the Compensation Committee granted stock options, not including replacement options, certain performance-based NQSOs and NQSOs granted in lieu of annual incentive and performance bonus awards, for a total of 89,500 shares (about .01% of the total shares outstanding) to the Corporation's thirteen (13) executive officers.

     The Corporation grants replacement options automatically when an executive officer tenders a like number of shares to satisfy the option price upon exercise of a stock option. Replacement options have the same expiration date as the original options and an exercise price equal to the market price at the new grant date. They are issued to encourage executive officers to exercise options early and to retain the profit in shares. Replacement options are exercisable one (1) year from the date of grant provided the executive officer still owns the shares acquired as a result of the original option exercise less the number of shares withheld to pay income tax due as a result of exercising the original NQSO. Replacement options for a total of 52,381 shares were granted in 1995.

     The Compensation Committee also has the ability to grant restricted stock options in lieu of cash annual incentive and performance bonus awards as described above. Restricted stock options are exercisable immediately, but shares acquired are restricted from transfer, sale, exchange or other disposition for five (5) years from the date of grant. Restricted stock options for a total of 7,928 shares were granted to eleven (11) executive officers in the first quarter of 1996 in lieu of part of their 1995 annual incentive awards or 1991 to 1995 performance bonus awards.

     Restricted stock awards and various types of other awards, such as restricted share units, can be made in appropriate circumstances (generally limited) to retain key executive officers of the Corporation at the discretion of the Committee. In 1995, 3,500 shares of restricted stock and restricted share units for 5,000 shares were awarded to four (4) executive officers.

     TAX CONSIDERATIONS. Effective January 1, 1994, Section 162(m) of the Internal Revenue Code of 1986 (the "Code") generally denies a tax deduction to any publicly held corporation for compensation that exceeds $1 million paid to certain senior executives in a taxable year, subject to an exception for "performance-based compensation" as defined in the Code and subject to certain transition provisions.

     The Committee intends, to the extent possible, that incentive and stock compensation paid to executive officers be deductible for federal tax purposes. Annual incentive, performance bonus and stock option awards granted under the Compensation Plan are deductible in accordance with Code Section 162(m). Performance bonuses and restricted stock grants awarded under the Corporation's 1989 Long-Term Compensation Plan should be deductible under the transition rules with the exception of restricted stock grants made after February 17, 1993.

     CEO'S COMPENSATION. The Corporation's Chairman and Chief Executive Officer in 1995, Ronald E. Ferguson, received an annualized increase in base salary of 5.1% in response to industry salary trends and in recognition of his ongoing contribution to the Corporation's strong performance during the fourteen (14) months since his last salary increase. The Compensation Committee reviewed the salary levels and total compensation for chief executive officers of the companies reflected in the compensation surveys.

     Mr. Ferguson's 1995 annual incentive award was made in recognition of the Corporation's positive underwriting performance, significant progress on the integration with Cologne Re, and strong financial performance evidenced by the increase in the Corporation's operating income by 27.5% over its operating income in 1994. For 1995, the statutory combined ratio of the Corporation's property/casualty operation in the United States was 99.0%, compared to 113.7% for the companies reporting to the Reinsurance Association of America (excluding the Corporation and its subsidiaries). For 1995, Mr. Ferguson received an annual incentive award in cash in the amount of $647,500, restricted NQSOs for 2,334 shares and share units for 1,400 shares. Mr. Ferguson also received a bonus under the five-year performance bonus program for the 1991 to 1995 performance period, which was awarded in cash in the amount of $192,378, restricted NQSOs for 319 shares and share units for 190.82 shares.

     In 1995, Mr. Ferguson also received NQSOs for 23,000 shares in accordance with the Corporation's practice of granting NQSOs on an annual basis. This grant was determined based on an analysis of total compensation and stock option grant practices for CEOs of the companies reflected in the compensation surveys and in recognition of the Corporation's strong performance and the continued emphasis on creating stockholder value.

     CONCLUSION. The Committee believes that it is in the best interests of stockholders for the Corporation to compensate the executive officers well when their performance meets or exceeds the high expectations of the Committee. The Committee believes the Corporation's current compensation program meets its objectives of appropriately aligning the interests of executive officers and stockholders.

     By the Compensation Committee: Andrew W. Mathieson, Chairman, William C.
                                    Ferguson, Walter M. Cabot, Edward H. Malone,
                                    David E. McKinney, Walter F. Williams

  Performance Graph

     The following line graph compares the yearly percentage change, over five
(5) years, in the Corporation's total stockholder return on Common Stock with the cumulative total return on the Standard & Poor's 500 Index and the cumulative total return of a peer group index:

        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG GENERAL RE
               CORPORATION, S&P 500 INDEX AND PEER GROUP INDEX(1)

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)         GENERAL RE        S&P 500          PEERS
DEC. 31, 1990                              100             100             100
1991                                    111.48          130.47          129.36
1992                                    129.00          140.41          149.50
1993                                    121.21          154.56          160.25
1994                                    142.64          156.60          160.31
DEC. 29, 1995                           181.12          215.45          240.68

---------------
(1) Assuming the investment of $100 in the Corporation's Common Stock, the Standard & Poor's 500 Index and the peer group index on December 30, 1990 and the reinvestment of all dividends. The peer group index combines the Standard & Poor's Multiline and Property/Casualty Indexes, except for the Corporation, and consists of the following companies: Aetna Life & Casualty Company, Allstate Corporation, American International Group, Chubb Corporation, CIGNA Corporation, ITT Hartford Group, Loews Corporation (CNA), Safeco Corporation, The St. Paul Companies, and United States Fidelity & Guaranty Corporation. One corporation, Continental Corporation included in the Standard & Poor's Multiline and Property/Casualty Indexes in 1994, is no longer included in the indexes and three corporations, Allstate Corporation, ITT Hartford Group, and Loews Corporation (CNA) are now included in the indexes.

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has recommended to the Board that Coopers & Lybrand LLP be selected as the Corporation's principal independent public accountants. The Board selected Coopers & Lybrand LLP to audit the financial statements of the Corporation and its domestic subsidiaries for fiscal year 1996. This selection is being presented to the stockholders for their ratification at this annual meeting. The firm of Coopers & Lybrand LLP has audited the Corporation's financial statements for more than twenty (20) years.

     It is expected that representatives of Coopers & Lybrand LLP will attend the meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate stockholder questions.

     Ratification of the selection of Coopers & Lybrand LLP as independent public accountants will require the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting. The Board of Directors and management recommend a vote FOR ratification and, unless a stockholder signifies otherwise, the persons named in the proxy will so vote.

OTHER MATTERS

     The Board of Directors and management of the Corporation do not know of any other matters to be presented for action at the meeting. Should any other matters come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

     The expense of proxy solicitation will be borne by the Corporation. Proxies will be solicited on behalf of the directors by Georgeson & Co. Inc. for a fee which will not exceed $13,000. Expenses incurred by Georgeson & Co. Inc. will be reimbursed by the Corporation. Proxies may also be solicited in person or by telephone or telegraph by officers or regular employees of the Corporation and its subsidiaries.

     In order for stockholder proposals for the 1997 annual meeting of stockholders to be eligible for inclusion in the Corporation's proxy statement, they must be received by the Corporation at its principal office in Stamford, Connecticut, prior to November 30, 1996.

                                          CHARLES F. BARR
                                          Secretary

March 29, 1996

                                                           PROXY/DIRECTION CARD

                             GENERAL RE CORPORATION
                              695 EAST MAIN STREET
                        STAMFORD, CONNECTICUT 06904-2351

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  Revoking any such prior appointment, the undersigned hereby appoints Ronald
E. Ferguson, James E. Gustafson, Charles F. Barr, Elizabeth A. Monrad and Robert D. Graham, and each of them, attorneys and agents, with full power of substitution to vote as Proxy for the undersigned, as herein stated, at the annual meeting of stockholders of General Re Corporation to be held at the offices of the Corporation, 695 East Main Street, Stamford, Connecticut, on Friday, May 24, 1996, at 9:00 A.M., and at any adjournment thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present.

  This Proxy/Direction Card will be voted as directed. In addition, the named attorneys and agents will vote in their discretion on such other items as may properly come before the meeting. If this Proxy/Direction Card is signed and returned but no direction is made, it will be voted "FOR" all items set forth hereon. This Proxy/Direction Card also serves to instruct the trustees of the Employee Savings and Stock Ownership Plan of the Corporation on how to vote shares held by that plan.

   The Board of Directors recommends a vote "FOR" Items 1 and 2.

   The undersigned hereby acknowledges receipt of a copy of the Proxy Statement relating to such annual meeting.

    PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE.
             NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                           (continued on other side)





/X/  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

                 FOR          WITHHELD
1. Election of  /   /          /   /      NOMINEES: Andrew W. Mathieson
   Directors                                        David E. McKinney
                                                    Stephen A. Ross

FOR, except vote withheld from the following nominee(s).


__________________________________________________________

                                                      FOR   AGAINST   ABSTAIN
2. Approval of proposal to ratify the selection of   /   /   /   /     /   /
   independent public accountants.



SIGNATURE(S)_______________________________________ Dated _______________, 1996
NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS OR ATTORNEYS SHOULD SO INDICATE WHEN SIGNING. IF SIGNING FOR A CORPORATION, PLEASE INDICATE YOUR TITLE.